UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 9, 2012

ANNALY CAPITAL MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas
Suite 2902
New York, New York	10036

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

           Underwriting Agreement - Public Offering of Convertible Senior Notes

          On May 9, 2012, Annaly Capital Management, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and UBS Securities LLC (collectively, the “Underwriters”), to issue and sell $750,000,000 aggregate principal amount of the Company’s 5.00% Convertible Senior Notes due 2015 (“Notes”) in a public offering pursuant to a Registration Statement on Form S-3 (Registration No. 333-164783) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement and pricing term sheet, filed with the Securities and Exchange Commission. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional $112,500,000 aggregate principal amount of Notes solely to cover over-allotments. The offering closed on May 14, 2012. The Notes were sold to the Underwriters at a price equal to 97% of the aggregate principal amount thereof.

          The Company made certain customary representations, warranties and covenants concerning the Company and the Registration Statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

          A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the terms of the Underwriting Agreement in this Item 1.01 is qualified in its entirety by reference to Exhibit 1.1.

          Supplemental Indenture

          The Notes were issued pursuant to an indenture, dated as of February 12, 2010, between the Company and Wells Fargo Bank, National Association, as trustee (the “Base Indenture”), as supplemented by a first supplemental indenture dated as of February 12, 2010 and a second supplemental indenture dated as of May 14, 2012 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

          The Notes bear interest at a rate of 5.00% per year on the principal amount, accruing from May 14, 2012. Interest is payable semiannually in arrears on November 15 and May 15 of each year, beginning on November 15, 2012. The Notes will mature on May 15, 2015 unless repurchased or converted in accordance with their terms prior to such date.

          Holders may convert their Notes prior to the close of business on the business day immediately preceding February 15, 2015, in multiples of $1,000 principal amount, at their option, only under the following circumstances:

•

during any calendar quarter commencing after June 30, 2012, if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter exceeds 110% of the applicable conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading-day period in which the trading price (as defined in the Second Supplemental Indenture) per $1,000 principal amount of notes for each trading day of such five consecutive trading-day period was less than 98% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate on such trading day; or

•	upon the occurrence of specified corporate events described in the Second Supplemental Indenture.

          On or after February 15, 2015, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at their option, in multiples of $1,000 principal amount, at any time.

          The initial conversion rate for the Notes is 52.7969 shares of the Company’s common stock per $1,000 principal amount of Notes, equivalent to a conversion price of approximately $18.94 per share, subject to adjustment upon the occurrence of certain events.

          If a noteholder elects to convert its Notes in connection with certain corporate transactions that occur prior to maturity of the Notes, the conversion rate will be increased for such noteholder in certain circumstances.

          Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election.

          The ability of a noteholder to convert the Notes into common stock of the Company is restricted by the Company’s charter. Among other things, the charter provides that, subject to certain exceptions, no person may beneficially own shares of the Company’s common stock in excess of 9.8% in value or number of the Company’s outstanding common stock. This limitation is intended to help the Company protect its qualification as a REIT. The Indenture provides that, notwithstanding any other provision of the Indenture or Notes, no noteholder will be entitled to convert such Notes to the extent that receipt of shares of the Company’s common stock would violate the 9.8% limit on share ownership contained in the Company’s charter.

          Upon a fundamental change (as defined in the Second Supplemental Indenture), noteholders may require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest up to, but excluding, the repurchase date. The Company will pay for all Notes so repurchased with shares of the Company’s common stock using a price per share equal to the average daily VWAP (as defined in the Second Supplemental Indenture) of the Company’s

common stock for the 20 consecutive trading days ending on the trading day immediately prior to the occurrence of the fundamental change.

          The Notes will be the Company’s general unsecured obligations and will rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes and equally in right of payment with all of the Company’s existing and future indebtedness and liabilities that are not so subordinated. The Notes will be effectively subordinated to any of the Company’s secured indebtedness, which includes the Company’s repurchase agreements, interest rate swaps, and other financing arrangements, to the extent of the value of the assets securing such indebtedness, and will be effectively subordinated to all liabilities of the Company’s subsidiaries.

          If there is an event of default under the Notes, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization or certain events related to the repurchase of the Notes upon a fundamental change, liquidation or dissolution of the Company or the delisting of the Company’s common stock occurs. In addition to events specified in the Base Indenture, the following events are considered “Events of Default:”

•

the Company’s failure to comply with its obligation to convert the Notes in accordance with the Second Supplemental Indenture upon exercise of a noteholder’s conversion right and the default continues for a period of 3 business days after there has been given a notice of default under the Second Supplemental Indenture;

•

the Company’s failure to comply with its obligation to pay for or deliver any consideration required to be paid for or delivered to a noteholder entitled to receive the change of control make-whole (as defined in the Second Supplemental Indenture), or any other premium required pursuant to the terms of the Second Supplemental Indenture;

•	the Company’s failure to give a fundamental change notice when due;

•

a fundamental change occurs and a noteholder, upon exercising its right to require us to purchase any or all of such noteholder’s Notes, or any portion thereof, is not entitled on the fundamental change repurchase date (as defined in the Second Supplemental Indenture) to receive at least the same amount and form of consideration per share of common stock as was received by the existing holders of the Company’s common stock receiving the highest consideration in connection with such fundamental change;

•	the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; and

•	the Company’s common stock (or other capital stock into which the Notes are then convertible pursuant to the terms of the Second Supplemental Indenture)

ceases to be listed on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors).

          The summary of the Notes is qualified in its entirety by reference to the text of the Base Indenture, the Second Supplemental Indenture and the form of Note. The Base Indenture, the Second Supplemental Indenture and the form of Note are included as Exhibits 4.1, 4.2 and 4.3, respectively, hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

          (a) Not applicable.

          (b) Not applicable.

          (c) Not applicable.

          (d) Exhibits:

1.1	Underwriting Agreement, dated May 9, 2012, between the Company and the Underwriters.

4.1

Indenture, dated as of February 12, 2010, between the Company and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on February 12, 2010).

4.2	Second Supplemental Indenture, dated as of May 14, 2012, between the Company and Wells Fargo Bank, National Association.

4.3	Form of 5.00% Convertible Senior Note due 2015 (included in Exhibit 4.2 hereto).

5.1	Opinion of K&L Gates LLP with respect to the legality of the Notes and the underlying shares of common stock.

8.1	Opinion of K&L Gates LLP, relating to certain tax matters concerning the Notes and the underlying shares of common stock.

23.1	Consent of K&L Gates LLP (included in Exhibits 5.1 and 8.1 hereto).

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annaly Capital Management, Inc.

	By:	/s/ Kathryn Fagan

Name: Kathryn Fagan

Title: Chief Financial Officer

Date: May 14, 2012